                              STOCKHOLDER AGREEMENT

    THIS STOCKHOLDER AGREEMENT is made and entered into as of this 1st day of June, 1998, among TYCO INTERNATIONAL LTD., a Bermuda company ("Parent"), T10 ACQUISITION CORP., a Delaware corporation and an indirect, wholly owned subsidiary of Parent ("Purchaser"), and the other parties signatory hereto (each, a "Stockholder").

    WHEREAS each Stockholder desires that SIGMA CIRCUITS, INC., a Delaware corporation (the "Company"), Parent and Purchaser enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of Purchaser with and into the Company (the "Merger"); and

    WHEREAS each Stockholder is executing this Agreement as an inducement to Parent to enter into and execute, and to cause Purchaser to enter into and execute, the Merger Agreement.

    NOW, THEREFORE, in consideration of the execution and delivery by Parent and Purchaser of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

    SECTION 1. Representations and Warranties. Each Stockholder severally, and not jointly, represents and warrants to Parent and Purchaser as follows:

    (a) Such Stockholder (individually or together with such other Stockholders as indicated on Schedule A hereto) is the record or beneficial owner of the number of shares of Common Stock, par value $.001 per share, of the Company (the "Company Common Stock") and options or rights to acquire shares of Company Common Stock, set forth opposite such Stockholder's name in Schedule A hereto (as may be adjusted from time to time pursuant to Section 5, such Stockholder's "Securities"). Except for such Stockholder's Securities and any other securities of the Company subject hereto, such Stockholder does not have dispositive or voting power over any other securities of the Company.

    (b) Such Stockholder's Securities and the certificates or agreements representing such Securities are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

    (c) Such Stockholder understands and acknowledges that Parent is entering into, and causing Purchaser to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement. Such Stockholder acknowledges that the irrevocable proxy set forth in Section 4 is granted in consideration for the execution and delivery of the Merger Agreement by Parent and Purchaser.

    SECTION 2. Agreement to Tender. Each Stockholder hereby severally agrees that it shall tender its all of its shares of Company Common Stock, whether now held or acquired anytime prior to expiration or termination of the Offer, into the Offer (as defined in the Merger Agreement) and that it shall not withdraw any Securities so tendered unless the Offer (i) is terminated in accordance with the terms of the Merger Agreement or (ii) expires without such Stockholder's Securities being purchased

    SECTION 3. Covenants. Each Stockholder severally, and not jointly, agrees with, and covenants to, Parent and Purchaser as follows:

    (a) Such Stockholder shall not, except as contemplated by the terms of this Agreement, (i) transfer (the term "transfer" shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of such Stockholder's Securities or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Securities or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to such Securities, (iv) deposit such Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securities or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby; provided, however, that nothing in this Agreement shall prohibit a Stockholder from making charitable contributions of up to a total of 10% of the number of shares of Company Common Stock set forth for such Stockholder on Schedule A.

    (b) Such Stockholder shall not, nor shall it permit any investment banker, attorney or other adviser or representative of such Stockholder acting on its behalf to, directly or indirectly, (i) solicit, initiate or encourage the submission of, any Acquisition Proposal (as defined in the Merger Agreement) or
(ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, provided that the foregoing restrictions shall not be applicable in any case to the extent that, pursuant to the Merger Agreement, such restrictions would not be applicable to the Company.

    SECTION 4. Grant of Irrevocable Proxy; Appointment of Proxy.

    (a) Each Stockholder hereby irrevocably (except in accordance with the provisions of Section 8) grants to, and appoints, Parent or its assignee and Jeff Mattfolk, Brian Moroze and any other individual who shall hereafter be designated by Parent or its assignee, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote all of such Stockholder's Securities that are voting securities, or grant a consent or approval in respect of such Securities, at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, joint venture, recapitalization, dissolution, liquidation or winding up of or by the Company and (ii) any amendment of the Company's Certificate of Incorporation or By-laws or other proposal or transaction (including any consent solicitation to remove or elect any directors of the Company) involving the Company or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under or with respect to, the Offer, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

    (b) Such Stockholder represents that any proxies heretofore given in respect of such Stockholder's Securities are not irrevocable, and that any such proxies are hereby revoked.

    (c) Such Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked (except in accordance with the provisions of

Section 8). Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law (the "DGCL").

    SECTION 5. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Securities and shall be binding upon any person or entity to which legal or beneficial ownership of such Securities shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock or other securities or rights of the Company by any Stockholder, the number of Securities listed on Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other securities or rights of the Company issued to or acquired by such Stockholder.

    SECTION 6. Stop Transfer. The Company agrees with, and covenants to, Parent that the Company shall not register the transfer of any certificate or agreement representing any Stockholder's Securities, unless such transfer is made to Parent or Purchaser or otherwise in compliance with this Agreement. Each Stockholder acknowledges that its Securities will be placed by the Company on the "stop-transfer list" maintained by the Company's transfer agent until this Agreement is terminated pursuant to its terms.

    SECTION 7. Further Assurances. Each Stockholder shall, upon request of Parent or Purchaser execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent or Purchaser to be necessary or desirable to carry out the provisions hereof and to vest the power to vote such Stockholder's Securities that are voting securities as contemplated by Section 4 in Parent and the other irrevocable proxies described therein.

    SECTION 8. Termination. This Agreement, and all rights and obligations of the parties hereunder and the proxy provided in Section 4, shall terminate upon the earlier of (a) the date upon which the Merger Agreement is terminated in accordance with its terms, (b) with respect to each Stockholder, the date that Parent or Purchaser shall have purchased and paid for the Company Common Stock Securities of each Stockholder pursuant to Section 2 or (c) upon termination or expiration of the Offer.

    SECTION 9. Miscellaneous.

    (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the Merger Agreement.

    (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Parent or Purchaser, to the addresses set forth in Section 9.2 of the Merger Agreement; and (ii) if to a Stockholder, to the address set forth on Schedule A hereto, or such other address as may be specified in writing by such Stockholder.

    (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective (even without the signature of any other Stockholder) as to any Stockholder when one or more counterparts have been signed by each of Parent, Purchaser and such Stockholder and delivered to Parent, Purchaser and such Stockholder.

    (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

    (f) This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York and, to the extent expressly provided herein, the DGCL, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except (i) by laws of descent and (ii) Parent may assign, in its sole discretion, any and all of its rights, interests or obligations under this Agreement to any entity controlling, controlled by or under common control with Parent. Any assignment in violation of the foregoing shall be void.

    (h) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any event, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

    (i) Each Stockholder agrees that irreparable damage would occur and that Parent and Purchaser would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Purchaser shall be entitled to an injunction or injunctions to prevent breaches by any Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court located in the State of New York. The prevailing party in any judicial action shall be entitled to receive from the other party reimbursement for the prevailing party's reasonable attorneys' fees and disbursements, and court costs.

    (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

                      [The Remainder of this Page is Blank]

    IN WITNESS WHEREOF, Parent, Purchaser and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                             TYCO INTERNATIONAL LTD.

                             By: /s/ Mark H. Swartz
                                ----------------------------
                                Name: Mark H. Swartz
                                Title: Executive Vice President

                             T10 ACQUISITION CORP.

                             By: /s/ Mark H. Swartz
                                ----------------------------
                                Name: Mark H. Swartz
                                Title: Vice President

ACKNOWLEDGED AND AGREED
TO AS TO SECTION 6:

SIGMA CIRCUITS, INC.

By: /s/ B. Kevin Kelly
  --------------------------
Name: B. Kevin Kelly
Title: President and Chief
       Executive Officer

                                   Schedule A

                                                Number of Shares of        Number of
                                                    Common Stock       Options or other
Name, Address and Signature of Stockholder             Owned              Rights Owned
------------------------------------------             -----             ------------
Carl H.R. Brockl                                       378,786              413,000
Linda Brockl
1950 W. Fremont Street
Stockton, CA 94023


/s/ Carl H.R. Brockl
-------------------------
CARL H.R. BROCKL


/s/ Linda Brockl
-------------------------
LINDA BROCKL


/s/ Kevin Kelly
-------------------------
B. Kevin Kelly                                                             355,814
c/o Sigma Circuits, Inc.


/s/ Philip S. Bushnell
-------------------------
Philip S. Bushnell                                      49,360             152,951
c/o Sigma Circuits, Inc.


/s/ Robert P. Cummins
-------------------------
Robert P. Cummins                                       30,000              20,454
c/o Sigma Circuits, Inc.

